As of June 7, 1999



Canadian Imperial Bank of Commerce, as Administrative Agent
Media & Telecommunications Group
BCE Place, 8th Floor,
161 Bay Street
Toronto, Ontario
M5J 2S8


Dear Sirs:


                        Registration Rights Undertaking

          Pursuant to the terms of the Amended and Restated Credit Agreement made as of June 7, 1999, among Hollinger Inc., 504468 N.B. Inc. and Sugra Limited (each a "Borrower", and collectively the Borrowers) and each financial institution which is a signatory thereto (each a "Lender", and collectively the "Lenders", which term shall also include every other financial institution which may from time to time become a party thereto), Canadian Imperial Bank of Commerce, as Lead Arranger and Administrative Agent for the Lenders, The Bank of Nova Scotia, as Syndication Agent, and The Toronto-Dominion Bank, as Documentation Agent (the "Credit Agreement"), Hollinger Inc. and 504468 N.B. Inc. pledged certain shares of Class A Common Stock, Class B Common Stock and Series C Preferred Shares of Hollinger International Inc. ("HII"), for the benefit of the Administrative Agent and the Lenders, as a continuing security for the present and future obligations of the Borrowers to the Administrative Agent and the Lenders under the Credit Documents (as defined in the Credit Agreement).

          A registration statement, including a prospectus, on Form S-3 (No. 333- 04697) was filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission on May 29, 1996 and amended by Amendment No. 1 thereto filed on November 29, 1996 (the "Common Shares Registration Statement") that relates to an aggregate of 48,600,754 shares (the "Common Shares") of Class A Common Stock of HII. The Common Shares Registration Statement was declared effective by the Securities and Exchange Commission on December 9, 1996. The Common Shares consist of 33,610,754 outstanding shares of Class A Common Stock (the "Outstanding Shares") and 14,990,000 other shares of Class A Common Stock (the "Conversion Shares", into which all of the outstanding shares of Class B Common Stock of HII may be converted in certain circumstances). No registration statement has been filed as of the date hereof in respect of the shares of Class A Common Stock of HII into which the pledged Series C Preferred Shares of HII may be converted in certain circumstances (the "New Conversion Shares").

          No offers or sales of the Common Shares may be made by the Administrative Agent pursuant to the Common Shares Registration Statement, and the prospectus included therein, unless appropriate post-effective amendments or supplements are made to reflect facts or events arising after the effective date of the

Common Shares Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Common Shares Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Common Shares Registration Statement or any material change to such information in the Common Shares Registration Statement.

          No offers or sales of the New Conversion Shares may be made by the Administrative Agent pursuant to the Series C Registration Statement (as defined and provided for below), and the prospectus included therein, unless appropriate post-effective amendments or supplements are made to reflect facts or events arising after the effective date of the Series C Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Series C Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Series C Registration Statement or any material change to such information in the Series C Registration Statement.

          This is to confirm our undertaking and agreement that if (i) Hollinger Inc. or 504468 N.B. Inc. is in default of its obligations under the Credit Documents, and (ii) the Administrative Agent has or intends to exercise its rights under the Credit Documents, upon written request from the Administrative Agent, the undersigned shall expeditiously (subject to compliance by the Administrative Agent with information requirements noted below) take all further steps necessary, including filing the necessary amendments or supplements to the Common Shares Registration Statement, and the prospectus included therein, to permit the sale of such Common Shares as are pledged under the Credit Documents from time to time pursuant to the prospectus included in the Common Shares Registration Statement, as amended. HII may require the Administrative Agent to furnish HII with such information regarding each Lender and the distribution of the Common Shares as HII may from time to time reasonably request in writing.

          This is to confirm our undertaking and agreement that a registration statement, including a prospectus, or an amendment to the Common Shares Registration Statement (in either case, the "Series C Registration Statement"), with respect to all of the pledged New Conversion Shares, shall be filed under the Securities Act, forthwith upon request by the Administrative Agent. This is to confirm our further undertaking and agreement that if (i) Hollinger Inc. or 504468 N.B. Inc. is in default of its obligations under the Credit Documents, and (ii) the Administrative Agent has or intends to exercise its rights under the Credit Documents, upon written request from the Administrative Agent, the undersigned shall expeditiously (subject to compliance by the Administrative Agent with the information requirement noted below) take all further steps necessary,


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


including filing the necessary amendments or supplements to the Series C Registration Statement and the prospectus included therein, to permit the sale of all of the New Conversion Shares pledged under the Credit Documents pursuant to the prospectus included in such registration statement. HII may require the Administrative Agent to furnish HII with such information regarding each Lender and the distribution of the Series C Preferred Shares and the New Conversion Shares as HII may from time to time reasonably request in writing.

          The Administrative Agent agrees that, upon receipt of any notice from HII of the happening of any event as a result of which the prospectus included in the Common Shares Registration Statement or the Series C Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, the Lenders will forthwith discontinue their disposition of the Common Shares and the New Conversion Shares, as the case may be, until they receive the copies of the amended or supplemented Common Shares Registration Statement or Series C Registration Statement (or the prospectus included therein), as the case may be, contemplated by the preceding sentence of this letter agreement (which the undersigned shall file as contemplated by the preceding sentence of this Agreement).

          Hollinger Inc. and HII will pay all reasonable expenses incurred by the Lenders in connection with the sale of the Common Shares and the New Conversion Shares, including underwriting discounts or commission and reasonable fees and disbursements of counsel to the Lenders.

          This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

          This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective on the date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent.


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


          This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                     Yours very truly,

                                     HOLLINGER INC.


                                     By:      /s/ John Arthur Boultbee
                                              ----------------------------------
                                     Name:    John Arthur Boultbee
                                     Title:   Executive Vice-President and Chief
                                              Financial Officer


                                     HOLLINGER INTERNATIONAL INC.

                                     By:      /s/ John Arthur Boultbee
                                              ----------------------------------
                                     Name:    John Arthur Boultbee
                                     Title:   Executive Vice-President and Chief
                                              Financial Officer


                                     504468 N.B. INC.

                                     By:      /s/ John Arthur Boultbee
                                              ----------------------------------
                                     Name:     John Arthur Boultbee
                                     Title:    President



Acknowledged and agreed to as of June 7, 1999

Canadian Imperial Bank of Commerce,
As Administrative Agent

By:    /s/ Cindy Greenough
       -------------------
Name:  Cindy Greenough
Title: Executive Director


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